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                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-24867) pertaining to the employee share plans of Micro Focus Group Plc named on the facing sheet thereof of our reports dated March 6, 1997 with respect to the consolidated financial statements and schedule of Micro Focus Group Plc for the year ended January 31, 1997 included or incorporated by reference in its Annual Report (Form 20-F) for the year ended January 31, 1997.


/s/  Ernst & Young
                                                                   ERNST & YOUNG
                                                           Chartered Accountants
Reading, England
May 2, 1997